Exhibit 99.1

Tim Hortons outlines plans for Winning in the New Era

Company unveils five-year strategic roadmap
designed to create long-term profitable growth and above-market returns

•	Significant room for growth in core Canadian business, plan focuses on accelerating growth over the life of the plan with new consumer and sales levers

•	U.S. focus on driving profitable growth in core and priority markets designed to allow the business to be scaled aggressively by the end of 2018

•	Future international growth will continue with pragmatic, disciplined approach

•	Targeting a minimum of 800 net new locations across North America and internationally through to the end of 2018

OAKVILLE, ON – February 25, 2014 –Tim Hortons Inc. (TSX: THI, NYSE: THI) will today outline at an investor conference our 2014-2018 strategic roadmap “Winning in the New Era” which will also include our longer-term financial aspirations.

“Consumers are highly inter-connected and have increasingly evolving needs. Our strategic roadmap is ambitious but achievable, and is designed to capitalize on our strengths while allowing us to rapidly adapt to deliver on those changing consumer needs. We are energizing the Tim Hortons brand in all of our geographic markets and we are focusing on driving long-term, sustainable, profitable growth which we believe will return us to above-market total return to shareholders,” said Marc Caira, president and CEO.

Key themes and trends shape the “new era” facing consumer companies and the direction of our new strategic plan:

•	the evolution of consumer tastes and preferences, including new flavours and an increasing desire for balanced menu options to address interest in health, wellness and nutrition;

•	a continued shift in demographics, including an aging population, increasing ethnic diversity and the growing importance of ‘Millennials’ as a consumer segment; and

•	the emergence of technology and data to drive both consumer marketing and menu insights and to respond to increasingly inter-connected consumers.

Each of our geographic markets plays a different and important role in our strategic plan. We have defined a set of strategic pillars and initiatives within each business unit that are designed to deliver on our shareholder value creation commitments.

Canada: Lead, Defend and Grow

We believe that our enviable guest loyalty, strong restaurant base and differentiated brand position, coupled with initiatives planned in our strategic plan, will present significant opportunities to grow our Canadian business over the next five years.

•	Delivering the ultimate guest experience: defending our core business by delivering on the ultimate guest experience more consistently with a focus on flawless restaurant-level execution.

•
Leveraging technology: embracing technology as a key business driver, and becoming one of the industry’s most consumer-centric companies, enabling us to aggregate guest insights and connect and transact with them in new and innovative ways.

•
Differentiated innovation / pursuing new occasions: delivering differentiated innovation in products and services using guest insights to anticipate and act upon evolving needs and expectations. Our focus includes new proprietary food platforms that transcend dayparts, coffee and food category leadership that responds to consumer demand spaces and occasions, and a focus on consumer interest in health, nutrition and wellness.

•
Narrowing average cheque gap: narrowing the gap between our average cheque and the sector average, while protecting our core value brand positioning. We believe we have significant opportunities to increase items per order primarily by focusing on combination product offers and evaluating size and premium options.

•
Continued restaurant development / channel extensions: developing approximately 500 net new locations by 2018, and additionally extending our brand reach through new restaurant formats and sizes that target under-represented captive audience settings such as office, sporting venue and health care settings. We also see opportunity, working together with our restaurant owners, to go beyond our restaurant footprint in alternative channels.

U.S.: Must-Win Battle

As the largest quick service restaurant market in the world, and one that is still growing, we are committed to the U.S. Our proprietary research demonstrates that we have made significant inroads and progress in building consumer brand awareness and convenience in our core and priority markets. Our planned initiatives for the U.S. market include the following:

•
Driving average unit volumes in existing restaurants: leveraging the strong awareness and convenience we have created in our core and priority markets to drive average unit volumes and enhance returns.

◦	New and differentiated beverages, snacks and meal items, and compelling combos, to grow order size and make us more relevant to a broader number of U.S. consumers.

◦
Leveraging technology, marketing and promotional initiatives to appeal to consumer needs, different dayparts and occasions, all designed to drive sales and traffic. Our view on the U.S., similar to the Canadian market, is that we have significant opportunities to grow average cheque while delivering value to consumers.

•
Developing restaurants: optimizing our business model and restaurant-level economics with the goal of generating increased profit and growth. Focused on our core and priority markets, through a less capital intense model, we expect an increase of approximately 300 restaurants in the U.S. by the end of 2018. Our development plans will be complemented by brand and channel extensions to drive brand awareness and penetration.

•
Traditional franchising development:  to complement our own development, pursuing traditional franchising development such as Area Development Agreements and Master Licensing Agreements, where partners deploy their capital and local market knowledge.  We have signed our first development agreements consistent with this strategy, with close to 100 (mix of standard and non-standard) units over the next five years in: St. Louis, Missouri (40); Youngstown, Ohio 25 (all non-standard to complement our existing development); Fort Wayne, Indiana (15) and Fargo and Minot, North Dakota (15).

We expect this multi-layered, disciplined approach to developing our U.S. business will result in substantial progress in the U.S. segment and U.S. operating income of up to $50 million by 2018.

International: Grow, Learn, Expand

We are adopting a pragmatic and disciplined approach to continued international growth. We intend to do this through:

•	Further expansion in Gulf Cooperation Council (GCC): continuing to learn and grow in the GCC where we have demonstrated initial success and have a roadmap to approximately 220 locations.

•	Validation of international market opportunities and approach: refining our existing market research, business assessments and views on market opportunities.

•	Position for potential market entries: prioritize markets and develop due diligence to position us to enter new international markets in 2015.

* * *

Plan Summary

"We are setting out to be bold, different and daring. We envision a Tim Hortons that is one of the industry's most consumer-centric brands, leveraging technology to build our understanding of emerging consumer insights and to connect with them in new and innovative ways. We are focusing on flawless execution and creating the ultimate guest experience. We are asserting our coffee and food leadership, simplifying our operations and pursuing differentiated innovation. Our team is aligned, focused and committed to strong execution and market leadership," added Caira.

2014 Financial Outlook and Longer-term Financial Aspirations

The Company has disclosed its 2014 financial outlook with our fourth quarter results, as follows:

•	Diluted earnings per share (EPS) of $3.17 to $3.27

•	Same-store sales growth of 1% to 3% in Canada and 2% to 4% in the U.S.

•	A total of 215 to 255 restaurant openings in Canada, the U.S. and the Gulf Cooperation Council, including:

◦	140 to 160 restaurant openings in Canada, approximately evenly split between standard and non-standard format restaurants

◦	40 to 60 full-serve restaurant openings in the U.S., approximately evenly split between standard and non-standard format restaurants

•	Capital expenditures between $180 million to $220 million, including approximately US$30 million in the U.S.

•	Effective tax rate of approximately 29%.

In support of the strategic initiatives outlined above, the Company has established the following aspirations beyond 2014, from 2015 to 2018:

- EPS: 11%-13% compounded annual growth rate;

- Collectively, we plan to open more than 800 locations in North America and the GCC
(between 2014 and 2018);

- Cumulative free cash flow1 of approximately $2 billion;

We expect to reduce total capital intensity of the business as the plan progresses, and we are targeting to improve return on assets and total return to shareholders.

Executive compensation measures have been changed to better align with the strategy, shareholder value creation and same-store sales growth, which is directly linked to the success of our partnership with our franchise community.

The operational objectives, financial outlook and aspirational goals (collectively, "targets") established for 2014 and for our long-term aspirations are based on the accounting, tax and other legislative rules in place at the time the targets were issued and on the continuation of share repurchase programs as expected. The impact of future changes in accounting, tax and/or other legislative rules that may or may not become effective in fiscal 2014 and future years, changes to our share repurchase activities, and other matters not contemplated at the time the targets were established that could affect our business, are not included in the determination of these targets. In addition, the targets are forward-looking and are based on our expectations and outlook on, and shall only be effective as of, the date the targets were originally issued.

Except as required by applicable securities laws, we do not intend to update our annual targets. These targets and our performance generally are subject to various risks and uncertainties ("risk factors") which may impact future performance and our achievement of these targets. Refer to our safe harbor statement, which incorporates by reference our "risk factors" set forth at the end of this release, and our Annual Report on Form 10-K for 2012 filed on February 21st, 2013, our Quarterly Report on Form 10-Q filed on November 7th, 2013, and our Annual Report on Form 10-K for 2013 (expected to be filed on or about February 25th, 2014).

1Free cash flow is a non-GAAP measure. Free cash flow is generally defined as net income adjusted for amortization and depreciation, net of capital requirements to sustain business growth. Management believes that free cash flow is an important tool to compare underlying cash flow generated from core operating activities once capital investment requirements have been met. Free cash flow does not represent residual cash flow available for discretionary expenditures. This non-GAAP measure is not intended to replace the presentation of our financial results in accordance with GAAP. The Company’s use of the term free cash flow may differ from similar measures reported by other companies. Free cash flow as contemplated above, was calculated as follows: Net income attributable to THI, plus depreciation and amortization (excluding VIEs), less capital expenditures (excluding VIEs).

Safe Harbor Statement

Certain information in this news release, particularly information regarding future performance, finances, and plans, expectations and objectives of management, and other information, constitutes forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2012 Annual
Report on Form 10-K filed February 21st, 2013, our Quarterly Report on Form 10-Q filed on
November 7th, 2013, and our 2013 Annual Report on Form 10-K expected to be filed on or about February 25th, 2014 with the U.S. Securities and Exchange Commission and Canadian
Securities Administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in, or implied by, forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as to management’s expectations as of the date hereof.
Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of an adverse event or condition that damages our strong brand position and reputation; the absence of a material increase in competition or in volume or type of competitive activity within the quick service restaurant segment of the food service industry; our ability to obtain financing on favourable terms; our ability to maintain investment grade credit ratings; prospects and execution risks concerning our U.S. market strategy; general worldwide economic conditions; cost and availability of commodities; the ability to retain our senior management team or the inability to attract and retain qualified personnel; continuing positive working relationships with the majority of the Company’s restaurant owners; the absence of any material adverse effects arising as a result of litigation; and there being no significant change in the Company’s ability to comply with current or future regulatory requirements.

We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company's Safe Harbor Statement at
www.timhortons.com/ca/en/about/safeharbor.html.

Tim Hortons Inc. Overview
Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of December 29, 2013, Tim Hortons had 4,485 systemwide restaurants, including 3,588 in Canada, 859 in the United States and 38 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

For Further information:
Investors: Scott Bonikowsky, (905) 339-6186 or bonikowsky_scott@timhortons.com
Media: Olga Petrycki, (905) 339-5960 or petrycki_olga@timhortons.com